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                                                                    EXHIBIT 99.1

                             SOUTHWEST BANKS, INC.
                           900 GOODLETTE ROAD, NORTH
                             NAPLES, FLORIDA 33940

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE
                        SPECIAL MEETING OF SHAREHOLDERS

    The undersigned shareholder(s) of the $.10 par value Common Stock of Southwest Banks, Inc. ("Southwest"), hereby appoints and constitutes Gary L. Tice and Garrett S. Richter, or either of them, to act as lawful attorney and proxy of the undersigned, with the power of substitution for and in the name, place and stead of the undersigned, to vote at the Special Meeting of Shareholders of Southwest to be held on Monday, June 17, 1996, at the Naples Beach Hotel & Golf Club, Naples, Florida at 5:00 p.m. (local time), or any adjournment thereof, for the following purposes and upon any other matters that may come before the meeting or any adjournment thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies:

    1. To approve and adopt the Agreement and Plan of Merger by and among Southwest, F.N.B. Corporation and Southwest Affiliation Corporation, as set forth in Appendix A attached to the proxy statement.

       / /  FOR              / /  AGAINST              / /  ABSTAIN

    2. Unless indicated to the contrary below, the Proxies are authorized to vote, in their discretion, upon other business as may properly be brought before the meeting or any adjournment thereof. (Instruction: To withhold authority of the Proxies to vote for adjournment, including adjournment for the purpose of resoliciting additional votes in order to approve the proposed merger, check the following box.) / /
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                  (Continued and to be signed on reverse side)
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                          (Continued from other side)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                                              ----------------------------------
                                                          SIGNATURE

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                                                          SIGNATURE

                                              Dated: , 1996

                                              (Please date and sign exactly as
                                              name(s) appears on mailing label.
                                              When signing as an attorney,
                                              administrator, trustee or
                                              guardian, please give full title
                                              as such. If a corporation, please
                                              sign in full corporate name by
                                              President or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person. For joint
                                              accounts, each joint owner should
                                              sign.)

 PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE
            WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES